UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2006

Date of Report (Date of earliest event reported)

The Sands Regent

(Exact name of registrant as specified in its charter)

Nevada	000-14050	88-0201135
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave.

Reno, Nevada, 89501

(Address of principal executive offices) (Zip Code)

(775) 348 2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

On May 31, 2006, a purported shareholder class action lawsuit styled Michael Lauren v. The Sands Regent et al (Case No. CV06 01275) was filed on behalf of the holders of the common stock of The Sands Regent (the “Company”) in Nevada District Court, in the county of Washoe, concerning the proposed acquisition of all of the Company’s outstanding common stock (the “Proposed Transaction”) by Herbst Gaming, Inc. (“Herbst Gaming”) pursuant to the merger agreement entered into on May 16, 2006, by and among the Company, Herbst Gaming and a wholly-owned subsidiary of Herbst Gaming (the “Merger Agreement”). The complaint names the Company and its directors as defendants, and alleges that the board of directors breached its fiduciary duties by adopting the Merger Agreement and approving the Proposed Transaction.

The complaint seeks an injunction preventing the completion of the Proposed Transaction, invalidating the Merger Agreement and directing the Company’s board of directors to obtain a higher price per share for the Company’s common stock. It further seeks the immediate disclosure of the Company’s quarterly results for the quarter ended March 31, 2006, imposition of a constructive trust, and other unspecified costs and damages, including reasonable attorneys’ fees and experts’ fees.

The Company believes the lawsuit is without merit and intends to vigorously defend the action.

Additional Information and Where to Find It

In connection with the Proposed Transaction, the Company intends to file relevant materials with the Securities Exchange Commission (the “SEC”), including a proxy statement. The Company’s stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC, because they will contain important information about the Company, Herbst Gaming and the Proposed Transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501, Attention: Investor Relations. Stockholders are urged to read the proxy statement and other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from its stockholders in favor of the Proposed Transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement relating to its 2005 annual meeting of stockholders, which was filed with the SEC on October 5, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006	By:	/s/ Cornelius T. Klerk
Cornelius T. Klerk, Chief Financial Officer

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